EXHIBIT H
to
SCHEDULE 13D



                 Harbinger Capital Partners Master Fund I, Ltd.
                         555 Madison Avenue, 16th Floor
                            New York, New York 10022

July 13, 2008

Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, Georgia 30328

Ladies and Gentlemen:

         Reference is hereby made to that certain Purchase Agreement, dated as of May 20, 2008 (as amended or modified from time to time in accordance with its terms, the "Purchase Agreement"), by and among Spectrum Brands, Inc., a Wisconsin corporation ("Spectrum"), Salton, Inc., a Delaware corporation ("Salton"), and Applica Pet Products LLC, a Delaware limited liability company ("Pet LLC" and, together with Salton, the "Purchaser"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         Reference is also hereby made to that certain Termination Agreement, by and among Purchaser and Spectrum, dated as of July 13, 2008.

         Spectrum hereby acknowledges and agrees that (i) the "Standstill Period" (as defined in the Confidentiality Agreement, as amended) is hereby terminated effective immediately and of no further force or effect, and (ii) the Limited Guarantees delivered by Harbinger pursuant to the Purchase Agreement are hereby terminated and of no further force or effect.

         This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this letter agreement.

         This letter agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                               HARBINGER CAPITAL PARTNERS MASTER
                               FUND I, LTD.

                               By: Harbinger Capital Partners Offshore Manager, L.L.C.

                               By: HMC Investors, L.L.C., Managing Member


                               By: /s/ William R. Lucas, Jr.
                                   --------------------------------------------
                                   Name:  William R. Lucas, Jr.
                                   Title: Executive Vice President


                               HARBINGER CAPITAL PARTNERS SPECIAL
                               SITUATIONS FUND, L.P.

                               By: Harbinger Capital Partners Special Situations GP, LLC

                               By: HMC - New York, Inc., Managing Member


                               By: /s/ William R. Lucas, Jr.
                                   --------------------------------------------
                                   Name:  William R. Lucas, Jr.
                                   Title: Executive Vice President


                               SPECTRUM BRANDS, INC.


                               By: /s/ Kent J. Hussey
                                   --------------------------------------------
                                   Name:  Kent J. Hussey
                                   Title: Chief Executive Officer